EXHIBIT 10



                                  METROBANCORP

                         EMPLOYEE EQUITY OWNERSHIP PLAN

                         Effective Date: January 1, 1999








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CONTENTS
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Article 1.     Establishment, Purpose, and Duration....................   1

               1.1      Establishment of the Plan......................   1
               1.2      Purpose of the Plan............................   1
               1.3      Duration of the Plan...........................   1

Article 2.     Definitions.............................................   1

Article 3.     Administration..........................................   2

Article 4.     Participation; Eligibility for Award Payments...........   2

               4.1      Participation..................................   2
               4.2      Eligibility for Award Payments.................   2

Article 5.     Establishment of Potential Awards.......................   3

               5.1      Determination of Awards........................   3
               5.2      Determination of Cash Payments ................   3
               5.3      Put Option.....................................   3
               5.4      Record Keeping.................................   4

Article 6.     Termination of Employment...............................   4

               6.1      Termination of Employment Due to Death,
                        Disability, or Retirement......................   4
               6.2      Termination of Employment for Other Reasons....   4

Article 7.     Payment of Awards.......................................   4

Article 8.     Withholding.............................................   4

Article 9.     Beneficiary Designation.................................   4




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CONTENTS CONT'D
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Article 10.    Rights of Participants..................................   5

               10.1     Employment Rights..............................   5
               10.2     Nontransferability.............................   5
               10.3     Conflict With Employment Agreement.............   5

Article 11.    Amendment, Modification, and Termination................   5

Article 12.    Indemnification.........................................   5

Article 13.    Successors..............................................   6

Article 14.    Legal Construction......................................   6

               14.1     Evidence.......................................   6
               14.2     Gender and Number..............................   6
               14.3     Controlling Laws...............................   6
               14.4     Mistake of Fact................................   6
               14.5     Severability...................................   6
               14.6     Effect of Headings.............................   6
               14.7     Notices........................................   7
               14.8     Effective Date.................................   7





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Article 1.        Establishment, Purpose, and Duration

         1.1 Establishment of the Plan. MetroBanCorp, an Indiana corporation, hereby establishes, effective as of January 1, 1999, an equity-based compensation plan to be known as the MetroBanCorp Employee Equity Ownership Plan ("Plan").

         1.2 Purpose of the Plan. The Plan is an equity-based compensation program for full time employees of MetroBank ("Bank"), the wholly-owned subsidiary of MetroBanCorp. It is designed and intended to promote the achievement of the Bank's goals by providing an incentive to employees to assist in meeting those goals, and to share the results of meeting or exceeding these goals with employees. The Plan provides for grants of common stock to employees based upon their service with the Bank. The Plan is further intended to enable the Bank to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful and efficient conduct of its operations is dependent.

         1.3 Duration of the Plan. The Plan commenced on the Effective Date, as described in Article 14.8, and shall remain in effect until terminated by the Board pursuant to Article 11.


Article 2.        Definitions.

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a)      "Bank" means MetroBank.

         (b)      "Board" means the Board of Directors of MetroBanCorp.

         (c)      "Company Stock" means common voting stock of MetroBanCorp.

         (d) "Computation Period" means each of the six (6) consecutive month periods ended on June 30th and December 31st of each year.

         (e) "Director" means an individual who is a member of the Board or the Board of Directors of the Bank.

         (f) "Disability" shall have the meaning ascribed to such term in the Bank's long-term disability plan.

         (g) "Employee" means any employee of the Bank who is regularly scheduled to work forty (40) hours per week for the Bank and/or MetroBanCorp. The term "Employee" shall not include (i) an individual who is a leased employee, as defined in Section 414(n)(2) of the Internal Revenue Code ("Code"), who is treated as an employee of the employer-recipient pursuant to the provisions of


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                  Section 414(n) or 414(o) of the Code; (ii) an individual
                  designated or otherwise classified as an independent contractor and/or contract employee regardless of his or her actual employment status; (iii) a self-employed individual;
                  (iv) a temporary employee; or (v) a member of the Board who is not otherwise employed by the Bank or MetroBanCorp.

         (h)      "Payment Date"  means January 1 and July 1 of each year.

         (i) "Plan" means the MetroBanCorp Employee Equity Ownership Plan, as amended from time to time.

         (j)      "Plan Year" means January 1 through December 31.

         (k) "Retirement" means the date on which an Employee attains age sixty-five (65).


Article 3.        Administration

         The Plan will be operated and administered by the Bank. The Bank, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper operation and administration of the Plan, provided it is consistent with the terms of the Plan. The Bank's determinations and interpretations with respect to the Plan shall be binding on all parties. While the Bank may appoint individuals to act on its behalf in the administration of the Plan, the Bank shall have the sole, final, and conclusive authority to administer, construe, and interpret the Plan.


Article 4.        Participation; Eligibility for Award Payments

         4.1 Participation. All Employees shall become participants in the Plan on the earlier of their date of hire or the date on which they satisfy the requirements for being an Employee, as defined in Article 2(g).

         4.2 Eligibility for Award Payments. For an Employee to receive payment of an Award, he or she must be actively employed, as an Employee, throughout the Computation Period ended on the day before the applicable Payment Date. It is noted that Sections 6.1 and 6.3 contain provisions applicable to individuals who are not employed throughout a Computation Period but who may qualify for payment of Awards.


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Article 5.        Establishment of Potential Awards

         5.1 Determination of Awards.

                  (a) For each month of full time employment during a Computation Period, an Employee who meets the requirements for Employee status on each day of such Computation Period shall receive one (1) share of Company Stock.

                  (b) In addition, a one-time Award will be paid to eligible Employees as soon as reasonably practicable following July 1, 1999. Such Award shall be equal to one (1) share of Company Stock for each full year of service as an Employee from 1987 through December 31, 1998 provided the Employee is actively employed as an Employee on July 1, 1999. For this purpose, a year of service means a calendar year during which an employee is continuously employed by the Bank as an Employee; provided, however, any employee who was hired at any time during 1987 and who was an Employee from his date of hire through December 31, 1987 shall receive credit for one (1) year of service for 1987.

         5.2 Determination of Cash Payments. A cash payment will be made in connection with the payment of each Award in an amount necessary to defray all or a portion of the Employee's Federal and Indiana State income and employment tax liability associated with the payment of the Award. The intent of this
Section 5.2 is that payments will be grossed up in full for income tax at an assumed aggregate marginal Federal and Indiana State income tax rate of twenty-five and thirty-five hundreds percent (25.35%) and an employment tax rate equal to the Employee's share of employment taxes (7.65% on the Effective Date) at the time the Award is paid, so that the Company Stock received after paying all applicable income and employment taxes due with respect to payments made under Article 5.1 and this Article 5.2, at the assumed rates specified in the preceding sentence, is equal to the amount the Employee would have received if income and employment taxes at such rates were not applicable to Award payments.

         5.3 Put Option. All shares of Company Stock issued under the Plan shall be subject to a "put" option at the time an Employee terminates employment. Such option shall be exercisable by the Employee or his or her beneficiary, or by a person (including an estate or its distributee) to whom the stock passes by reason of the Employee's or beneficiary's death. The put option shall provide that, for a period of sixty (60) days after the Employee's termination of employment, the holder of the option shall have the right to cause the Bank, by notifying it in writing, to purchase such shares at their current fair market value. All rights to exercise such option shall expire on the sixty-first (61st) day after the Employee's termination of employment. For this purpose, fair market value shall be determined as of the date on which the Bank receives the written notice of exercise based on the closing price for the Company Stock as quoted on NASDAQ on the trading day immediately prior to the date on which such notice was received on which the Company Stock was traded.


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         5.4 Record Keeping. A record shall be established and maintained by the
Bank for each Employee who is eligible to receive an Award under the Plan. Such record shall be maintained solely for internal accounting purposes and shall not require a segregation of any assets by the Bank or MetroBanCorp.


Article 6.        Termination of Employment

         6.1 Termination of Employment Due to Death, Disability, or Retirement. If an Employee's employment is terminated by reason of death, Disability, or Retirement, the Employee (or his beneficiary or estate) shall receive payment of any Award which would have been payable for the Computation Period during which such termination occurred even though such Employee was not actively employed on the last day of the Computation Period. For purposes of this Section 6.1, the Award shall be based upon the number of full months the individual was employed as an Employee during the Computation Period.

         6.2 Termination of Employment for Other Reasons. If an Employee's employment is terminated for any reason other than those set forth in Section
6.1 prior to the last day of a Computation Period, such Employee's Award shall be forfeited.


Article 7.        Payment of Awards

         To receive payment of an Award, an Employee must be actively employed throughout the Computation Period to which the Award relates or be treated as actually employed as provided in Article 6.1. Payment of Awards that are not forfeited shall be made in Company Stock and cash in a single lump sum as soon as practicable following the Payment Date to which the Award relates.


Article 8.        Withholding

         The Bank shall have the power and the right to deduct or withhold, or require an Employee to remit to the Bank, an amount sufficient to satisfy Federal, state, and local taxes (including the FICA obligation) required by law to be withheld with respect to all payments made under the Plan.


Article 9.        Beneficiary Designation

         Each Employee may (but shall not be required to), from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all


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of such benefit. Each such designation shall revoke all prior designations by the same Employee, shall be on a form acceptable to the Bank, and shall be effective only when filed in writing with the Bank by the Employee during the Employee's lifetime. In the absence of any such designation, any Award remaining unpaid at the Employee's death shall be paid to the Employee's estate.


Article 10.       Rights of Participants

         10.1 Employment Rights. Nothing in the Plan shall constitute a contract of employment and participation in the Plan shall not give an Employee the right to be rehired or retained in the employ of the Bank, nor will participation in the Plan give any Employee any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         10.2 Nontransferability. No Award shall be transferable, except by the Employee's will or the laws of descent and distribution. No Award nor any rights or privileges pertaining thereto shall be transferred, assigned, pledged, or hypothecated in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment, or similar process.

         10.3 Conflict With Employment Agreement. To the extent any provision of the Plan conflicts with any provision of any employment agreement between an Employee and the Bank, the provisions of the employment agreement shall control.


Article 11.       Amendment, Modification, and Termination

         The Bank may, at any time and from time to time, alter, amend, or suspend the Plan in whole or in part without notice. The Board may terminate the Plan at any time without notice.


Article 12.       Indemnification

         The Board (and each person who is or shall have been a Director) and all officers and employees of the Bank and MetroBanCorp shall be indemnified and held harmless by the Bank against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Bank's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Bank an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such


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persons may be entitled under the Bank's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Bank may have to indemnify them or hold them harmless.


Article 13.       Successors

         All obligations of the Bank under the Plan shall be binding on any successor to the Bank, whether the existence of such successor is the result of a direct or indirect acquisition, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Bank.


Article 14.       Legal Construction

         14.1 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

         14.2 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular, and the singular shall include the plural.

         14.3 Controlling Laws. Except to the extent superseded by laws of the United States, the laws of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to the Plan.

         14.4 Mistake of Fact. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

         14.5 Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         14.6 Effect of Headings. The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.



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         14.7 Notices. Any notice or document required to be given to or filed with the Bank will be properly given or filed if delivered or mailed, by certified mail, postage prepaid, to the following:

                           MetroBank
                           10333 North Meridian St., Suite 111
                           P.O. Box 80451
                           Indianapolis, Indiana  46280-0451

         14.8 Effective Date. The Plan shall be effective as of January 1, 1999.

         As evidence of its adoption of the Plan, MetroBanCorp, by its officers thereunder duly authorized, has caused this instrument to be signed this 10th day day of May, 1999, but effective as of the Effective Date.



                                         METROBANCORP



                                         By:
                                             -----------------------------
                                             Ike G. Batalis, President

ATTEST:   SEAL



By:
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   Charles V. Turean, Secretary, Executive Vice
   President and Chief Financial Officer






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